UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2021
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On February 15, 2021, Seelos Corporation ("STI"), a wholly-owned subsidiary of Seelos Therapeutics, Inc. (the "Company"), and Phoenixus AG f/k/a Vyera Pharmaceuticals AG ("Vyera"), entered into an amendment (the "Amendment") to the Asset Purchase Agreement by and between STI and Vyera, dated March 6, 2018 (the "Initial Agreement"), as amended by a first amendment thereto entered into on May 18, 2018 (the "First Amendment"), a second amendment thereto entered into on December 31, 2018 (the "Second Amendment"), and third amendment thereto entered into on October 15, 2019 (the "Third Amendment" and the Initial Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the "Purchase Agreement"). Pursuant to the Initial Agreement, STI acquired the assets and liabilities of Vyera related to a product candidate currently referred to as SLS-002 (intranasal ketamine) and agreed, among other things, to pay Vyera a mid-teens percentage royalty on STI's net sales of SLS-002 (the "Royalty").

Pursuant to the Amendment, STI has agreed to pay Vyera an aggregate of $9.0 million in cash in the following installments: $3.0 million by February 16, 2021; an additional $3.0 million by June 15, 2021; and a final $3.0 million by September 15, 2021 (collectively, the "Payments"). In consideration for the Payments, the Royalty rate will be reduced from a mid-teens percentage to a mid-single digit percentage upon the date the Payments are made in full.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.    Other Events.

On February 18, 2021, the Company issued a press release regarding the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1*	Amendment No. 4 to Asset Purchase Agreement, dated February 15, 2021, by and between Seelos Corporation and Phoenixus AG.

99.1	Press Release, dated February 18, 2021.

*         Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: February 18, 2021	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer